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                            SCHEDULE 14A INFORMATION


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

[X]  Filed by the Registrant
[ ]  Filed by a Party other than the Registrant

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Sec. 240.14a-12



               Lincoln National Convertible Securities Fund, Inc.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1.  Title of each class of securities to which transaction applies:

     2.  Aggregate number of securities to which transaction applies:

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4.  Proposed maximum aggregate value of transaction:

     5.  Total fee paid:

[ ] Fee paid previously with preliminary proxy materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)   Amount Previously Paid:

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    2)   Form, Schedule or Registration Statement No.:

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    3)   Filing Party:

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    4)   Date Filed:

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FOR IMMEDIATE RELEASE
Contact: Tom Gariepy, Delaware Investments
         (215) 255-1495

                     LINCOLN NATIONAL CONVERTIBLE SECURITIES
      FUND, INC. TO RECONVENE ANNUAL MEETING FOR THE FINAL TIME ON JULY 24



         PHILADELPHIA, PA, July 20, 2001 --- Lincoln National Convertible Securities Fund, Inc. (NYSE:LNV) today announced that it would reconvene its 2001 Annual Meeting of Shareholders for the final time on Tuesday, July 24, 2001 at 4:00 p.m., local time. The reconvened meeting of shareholders will be held at the offices of Stradley, Ronon, Stevens & Young, LLP, One Commerce Square, 2005 Market Street, 26th Floor Board Room, Philadelphia, PA.

         As a Maryland corporation, the Fund is subject to a provision of the Maryland General Corporation Law that limits the ability of a corporation to adjourn shareholder meetings. Under Maryland law, a corporation may not adjourn a shareholder meeting to a date more than 120 days after the record date for the meeting. In accordance with this provision of Maryland law, which is also reflected in the Fund's bylaws, July 24, 2001 is the last date on which the Fund's 2001 Annual Meeting may be reconvened.

         The Fund's Annual Meeting was initially convened on June 22, 2001, but the Fund was forced to adjourn it several times since that date because the Fund was unable to achieve a quorum. The Fund believes that its inability to achieve a quorum is primarily attributable to the actions of professional dissident Phillip Goldstein, who is soliciting proxies in opposition to the Fund's Board of Directors. To date, Mr. Goldstein has deliberately failed to attend the Annual Meeting and submit these proxies to the Independent Inspector of Election, thereby disenfranchising shareholders who expected their votes to be counted.

         Shareholders are urged to support the Fund's dedicated and qualified Directors by promptly returning their white proxy cards. Shareholders needing assistance in voting should call D.F. King & Co., Inc. at 1-800-628-8536.

         Lincoln National Convertible Securities Fund, Inc. is a closed-end, diversified investment management company managed by Delaware Management Company, a series of Delaware Management Business Trust. Delaware Management Business Trust is a wholly-owned subsidiary of Lincoln National Corporation. The Fund's primary objective is to provide a high level of total return through a combination of capital appreciation and current income.


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